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                                                                    Exhibit 99.1

                         PARTNERS PREFERRED YIELD, INC.
                         701 Western Avenue, Suite 200
                        Glendale, California 91203-1241

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints B. Wayne Hughes and Harvey Lenkin, or either of them, with power of substitution, as Proxies, to appear and vote, as designated below, all the shares of Common Stock Series A of Partners Preferred Yield, Inc. ("PPY") held of record by the undersigned on October 21, 1996, at the Special Meeting of Shareholders to be held on December 17, 1996, and any adjournments thereof.

      In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

      THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED. IN THE ABSENCE OF ANY DIRECTION, THE SHARES WILL BE VOTED FOR THE PROPOSED MERGER AND THE PROPOSED AMENDMENT TO BYLAWS.

[X] Please mark votes as in this example.

1. PROPOSED MERGER. To consider and vote upon the merger (the "PPY Merger") of PPY with and into Public Storage, Inc. ("PSI") pursuant to an Agreement and Plan of Reorganization among PSI, PPY, Partners Preferred Yield II, Inc. and Partners Preferred Yield III, Inc. described in the accompanying Combined Proxy Statement and Prospectus.

      [ ]  FOR       [ ]   AGAINST        [ ]   ABSTAIN

2. PROPOSED AMENDMENT TO BYLAWS. To consider and vote upon a related amendment to PPY's bylaws to authorize the PPY Merger in the form of Appendix E-1 to the accompanying Combined Proxy Statement and Prospectus.

      [ ]  FOR       [ ]   AGAINST        [ ]   ABSTAIN

3. Other matters: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

The undersigned acknowledges receipt of the Notice of Special Meeting of Shareholders and Combined Proxy Statement and Prospectus dated October ___, 1996.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD IN THE ENCLOSED ENVELOPE TO AMERICAN STOCK TRANSFER & TRUST COMPANY, 40 WALL STREET, 46TH FLOOR, NEW YORK, NEW YORK 10005.

                                          Dated:  ____________________, 1996


                                          ______________________________________
                                                     Signature

                                          ______________________________________
                                                 Signature if held jointly

                                          Please sign exactly as your name
                                          appears.  Joint owners should each
                                          sign.  Trustees and others acting in a
                                          representative capacity should
                                          indicate the capacity in which they
                                          sign.